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                                                                    Exhibit 99.a

[ONEOK LOGO]                                             Financial News
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   Post Office Box 871                                   Tulsa, OK 74102-0871
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For Immediate Release:  January 18, 2002

Contact:  Weldon Watson, 918-588-7158

                       ONEOK GETS WAIVER ON BUSHTON PLANT

     Tulsa, Oklahoma - ONEOK, Inc., (NYSE:OKE) announced today that it has been granted a waiver on a possible technical default related to various financing leases tied to ONEOK's Bushton gas processing plant located in south central Kansas. ONEOK acquired the Bushton gas processing plant and related leases from Kinder Morgan in April 2000. Kinder Morgan had previously acquired the plant and leases from Enron. The technical default resulted from the bankruptcy filing by Enron, which is a guarantor of the leases in addition to Kinder Morgan and ONEOK. The waiver satisfies any concern related to the technical default. ONEOK will continue to make all payments due under the leases.

     ONEOK, Inc., is a diversified energy company involved in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent area of the United States. The company's energy marketing and trading operations provide service to customers in 28 states. The company is also the largest natural gas distributor in Kansas and Oklahoma, serving 1.4 million customers. ONEOK is a Fortune 500 company.

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Statements contained in this release that include company expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the actual results of company earnings could differ materially from those projected in such forward-looking statements. Additional information about ONEOK is available on the ONEOK web site at www.oneok.com. Service area maps and logos are available under Media Kit.